                                                                    Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Jostens, Inc. for the registration of $200,000,000 of debt securities and to the incorporation by reference therein of our report dated February 2, 1999, with respect to the consolidated financial statements of Jostens, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 2, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 20, 1999